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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in PRIMEDIA Inc.'s Registration Statement No. 333-52280, No. 333-88240, No. 333-64748 and No. 333-97395 on Form S-8, and Registration Statement No. 333-113741 on Form S-3 of our reports dated March 15, 2005, relating to the financial statements and financial statement schedules of PRIMEDIA Inc. (which report on the consolidated financial statements and financial statement schedules expressed an unqualified opinion and included an explanatory paragraph referring to PRIMEDIA Inc.'s adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, the recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as amended, effective January 1, 2003, and Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective July 1, 2003) and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2004.

/s/  DELOITTE & TOUCHE LLP

New York, New York
March 15, 2005

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm